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                                                                      EXHIBIT 10

                                FOOT LOCKER, INC.

                    NONSTATUTORY STOCK OPTION GRANT AGREEMENT

            This Nonstatutory Stock Option Agreement (the "Agreement") is made as of February 4, 2002 by and between Foot Locker, Inc., a New York corporation (the "Company"), having its principal office at 112 West 34th Street, New York, New York 10120, and J. Carter Bacot (the "Optionee").

                                   WITNESSETH:

            WHEREAS, the Optionee is currently serving as a member of the Board of Directors of the Company;

            WHEREAS, the Optionee is serving as the non-executive Chairman of the Board of the Company for its 2002 fiscal year;

            WHEREAS, in connection with Optionee's continuing to serve as the non-executive Chairman of the Board of the Company for the Company's 2002 fiscal year, the Board of Directors considers it desirable and in the best interest of the Company to grant the Optionee a nonstatutory stock option (the "Option") to purchase from the Company shares of the Company's common stock, par value $0.01 per share ("Common Stock").

            NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto hereby agree that the terms and conditions of the Option are as follows:

            1. Grant of Option. The Optionee is hereby granted an Option to purchase from the Company up to but not more than 15,000 shares of the Company's Common Stock at the purchase price per share of $14.89 (the "Exercise Price"), which is 100 percent of the Fair Market Value of a share of Common Stock on February 4, 2002. As used herein, "Fair Market Value" means, as of any date, the average of the high and low prices of a share of Common Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks.

            2. Treasury Shares. Shares of Common Stock to be issued pursuant to this Agreement shall be made available exclusively from issued shares of Common Stock reacquired by the Company and held in the Company's treasury.

            3. Tax Matters. No part of the Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            4. Exercisability. The Option is granted to Optionee for a period expiring at midnight on December 31, 2006 unless, prior to such time, the Option is exercised in full, or is cancelled or expires as provided in Section 5. Except as otherwise provided in Section 5, the Option will become exercisable on March 1, 2003.

            5. Termination of Option. The option shall expire on December 31, 2006 unless it expires on an earlier date as provided for in paragraphs (a) or
(b) below:

               (a) In the event the Optionee ceases to be a director of the Company for any reason, including through death or retirement, prior to March 1, 2003, the Option shall expire as of the date of such termination of service as a director.

               (b) In the event the Optionee ceases to be a director of the Company for any reason, including through death or retirement, following March 1, 2003, the Option shall expire one year from the date of such termination of service as a director, but in no event later than December 31, 2006.

            6. Exercise of Option. Prior to the expiration of the Option, the Optionee may exercise the vested Option in whole or in part at any time during the term of the Option by giving written notice of exercise to the Secretary of the Company at the Company's principal office, specifying the number of shares of Common

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Stock to be purchased and accompanied by payment in full of the Exercise Price.
The Company may, however, prohibit the Optionee's ability to exercise the Option during any period for which the Company has imposed trading restrictions for its directors and officers in the Common Stock. Shares of Common Stock purchased pursuant to the exercise of the Option shall be paid for at the time of exercise as follows: (i) in cash, including a cashless exercise through a broker, (ii) by payment in full or part in the form of shares of Common Stock owned by the Optionee for a period of at least six months (or such other period necessary to avoid a charge against the Company's earnings), provided that such shares are held free and clear of any liens and encumbrances, based on the Fair Market Value of the Common Stock on the payment date; or (iii) on such other terms and conditions as may be acceptable to the Board of Directors.

            7. Nontransferability. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution and may, during his lifetime, be exercised only by the Optionee. In addition, the Option shall not, in any manner, be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section 7.

            8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option unless and until the Optionee shall have become the beneficial owner of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise provided herein.

            9. Changes in Common Stock.

               (a) In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business, and the Company's Board of Directors determines in good faith that an adjustment is necessary or appropriate to prevent substantial dilution or enlargement of the Optionee's rights under this Agreement or as otherwise necessary to reflect the change, then the aggregate number and kind of shares to be issued upon exercise of the Option and the Exercise Price shall be appropriately adjusted consistent with such change in such manner as the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the Optionee's rights under this Agreement or as otherwise necessary to reflect the change.

               (b) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 9(a) shall be aggregated until, and eliminated at, the time of exercise by rounding down for fractions less than one-half (") and rounding up for fractions equal to or greater than one-half ("). No fractional shares of Common Stock shall be issued hereunder. No cash settlements shall be made with respect to fractional shares of Common Stock eliminated by rounding. The Company shall promptly notify the Optionee in the event any adjustment under this Section 9 is made.

            10. Compliance with Legal Requirements.

               (a) This Option shall not be exercisable and no shares of Common Stock shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of the Company's counsel, been satisfied. Such requirements may include, but are not limited to, registering or qualifying the shares of Common Stock covered by the Option under any state or federal law or under the rules of any stock exchange or trading system, satisfying any applicable law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on such shares to the effect that they were issued in reliance upon an

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exemption from registration under the Securities Act of 1933, as amended (the
"Act"), and may not be transferred other than in reliance upon Rule 144 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental body.

               (b) The Optionee understands that the Company is under no obligation to register for resale the shares of Common Stock covered by the Option. In connection with any such issuance or transfer, the person acquiring the shares of Common Stock covered by the Option shall, if requested by the Company, provide information and assurances satisfactory to the Company's counsel with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

            11. Termination or Amendment. This Agreement may at any time, and from time to time, be amended, in whole or in part, or suspended or terminated entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of the Optionee with respect to the Option may not be impaired without the written consent of the Optionee.

               12. Administration. This Agreement shall be administered and interpreted by the Board of Directors of the Company. The determinations of the Board of Directors in connection with this Agreement shall be final, conclusive and binding on the Company and on the Optionee and their respective executors, administrators, successors and assigns.

               13. Legend. Certificates for shares of Common Stock delivered hereunder shall be subject to such stock transfer orders and other restrictions as the Board of Directors may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


               14. Withholding of Taxes. If applicable, the Company shall have the right to deduct from any payment to be made to the Optionee, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock hereunder, payment by the Optionee of any applicable Federal, state or local taxes required by law to be withheld.

               15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of laws principles.

               16. Death. The Company may, in its discretion, require the transferee of the Option to supply it with written notice of the Optionee's death and to supply it with a copy of the will or such other evidence as the Board of Directors deems necessary to establish the validity of the transfer of the Option.

               17. Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.

               18. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

               19. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by telecopy, or one business day after having been dispatched by a nationally recognized next-day courier service or three days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at, in the case of the Company, the Secretary at the principal office of the Company and, in the case of the Optionee, his principal business or residence address as shown in the records of the Secretary of Company, or to such other address as either party may designate by like notice.


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            20. Counterparts. The Company's and Optionee's execution of this
Agreement evidence their respective heirs', beneficiaries', successors' and assigns' agreement to be bound by the terms hereof. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            FOOT LOCKER, INC.


                                            By:/s/ Gary M. Bahler
                                            ------------------------------------
                                            Senior Vice President,
                                            General Counsel and Secretary


                                             /s/ J. Carter Bacot
                                            ------------------------------------
                                                J. Carter Bacot